Exhibit 25.12

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-2

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF AN

INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Commonwealth Edison Company

(Exact name of obligor as specified in its charter)

D.G. Donovan

(Name of trustee)

N/ A	2. North LaSalle Street
(Social Security Number)	Suite 1020 Chicago, IL 60602 (Business address: street, city state and zip code)

Illinois	36-0938600
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

440 South LaSalle Street Suite 3300 Chicago, Illinois	60605- 1028
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (see Note below.)

2.	Trusteeships under other indentures.

If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

(a)	Title of the securities outstanding under each such other indenture.

Not applicable.

(b)	A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939 (the “Act”) arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable.

11.	List of Exhibits.

None.

NOTE

Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE

Pursuant to the requirements of the Act, I, D.G. Donovan have signed this statement of eligibility in The City of Chicago and State of Illinois, on the 24th day of May, 2012.

/s/ D.G. DONOVAN
Name: D.G. DONOVAN